Exhibit 1.1

AMERICAN DEPOSITARY SHARES,

EACH REPRESENTING 20 ORDINARY SHARES, £0.01 PAR VALUE, AND

WARRANTS TO PURCHASE      AMERICAN DEPOSITARY SHARES

MOTIF BIO PLC

UNDERWRITING AGREEMENT

, 2016

H.C. Wainwright & Co., LLC

As Representative of the Several Underwriters, if any,

listed on Schedule I hereto

430 Park Avenue, 4th Floor

New York, New York 10022

Ladies and Gentlemen:

Motif Bio plc, a public limited company incorporated in England and Wales (the “Company”), hereby agrees, subject to the terms and conditions stated in this Underwriting Agreement (the “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (collectively, the “Underwriters” and, each, an “Underwriter”) for which H.C. Wainwright & Co., LLC is acting as representative to the several Underwriters (the “Representative” or “you” and, if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter), an aggregate of (i)     American Depositary Shares of the Company (the “ADSs”), each ADS representing 20 of the Company’s ordinary shares, par value £0.01 per share (the “Ordinary Shares”), and (ii)      warrants to purchase ADSs (the “ADS Warrants”), in substantially the form filed as an exhibit to the Registration Statement (as hereinafter defined).

In addition, the Company hereby agrees to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional      ADSs (the “Additional ADSs”) and/or an additional       ADS Warrants (the “Additional ADS Warrants” and, collectively with the Additional ADSs, the “Additional Securities”) to cover over-allotments by the Underwriters, if any.

The Firm ADSs (as hereinafter defined), Additional ADSs and Underlying ADSs (as herein defined) shall be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a deposit agreement (the “Deposit Agreement”) dated on or about the date hereof, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders and beneficial holders from time to time of the ADRs issued by the Depositary.  Upon the satisfaction of the conditions contained in this Agreement, the following shall occur with respect to the ADSs: (i) on or prior to the Closing Date (as hereinafter defined), the Company shall deposit with the Depositary the number of ADS Ordinary Shares (as herein defined) underlying the Firm Securities (as hereinafter defined); and (ii) on the Closing Date, the Depositary shall deliver the Firm Securities to the accounts of the several Underwriters, against receipt by the Company from the Underwriters of payment therefor as provided in this Agreement.  In connection with the Warrants (as hereinafter defined), the Company shall enter into a warrant agent agreement with the Depositary, in substantially the form filed as an exhibit to the Registration Statement (“Warrant Agent Agreement”), pursuant to which the Depositary shall act as warrant agent in connection with the Warrants (as hereinafter defined).

For purposes of this Agreement,

(i)                                     “ADS Offered Securities” means the Firm Securities (as hereinafter defined) and the Additional Securities;

(ii)                                  “ADS Ordinary Shares” means, collectively, the Ordinary Shares underlying the Offered ADSs and the Ordinary Shares underlying the Underlying ADSs;

(iii)                               “Offered ADSs” means, collectively, the Firm ADSs (as hereinafter defined) and the Additional ADSs;

(iv)                              “Underlying ADSs” means the ADSs issued and issuable upon exercise of the Firm ADS Warrants (as hereinafter defined) and the Additional ADS Warrants; and

(v)                                 “Warrants” means, collectively, the Firm ADS Warrants and the Additional ADS Warrants.

Unless the context otherwise requires, (a) each reference to the Firm ADSs, Additional ADSs, Warrants and ADS Offered Securities herein also includes the ADS Ordinary Shares, and (b) each reference to Warrants herein also includes the Underlying ADSs.

The offering of the ADS Offered Securities pursuant to the Registration Statement shall be referred to herein as the “Offering.”

Concurrently with the Offering, the Company has engaged Zeus Capital Limited, Northland Capital Partners and MC Services (collectively, the “Placement Agents”) to act as placement agents in connection with the placement of an aggregate of          Ordinary Shares and          warrants to purchase Ordinary Shares (collectively, the “European Placement Securities”), on a best efforts basis, to investors in Europe, for aggregate gross proceeds to the company of at least $         (the “European Placement”). The European Placement Securities have been registered on the Registration Statement. The European Placement Securities are not included in the Offering or covered by this Agreement, but the consummation of the European Placement is a condition to closing of the Offering. The European Placement Securities and the ADS Offered Securitas are referred to herein as the “Offered Securities.”

The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting as representative, in connection with the purchase of the ADS Offered Securities from the Company.

1.                                      Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form F-1 (File No. 333-212491), including a prospectus subject to completion, relating to the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when such registration statement becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The Registration Statement was declared effective by the Commission on       , 2016 (the “Effective Date”).  The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, or, if applicable, as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus, as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Offered Securities pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form F-1 (File No. 333-212491) and the Rule 462 Registration Statement, if any, as each such registration statement may be amended pursuant to the Act as of the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” A registration statement on Form F-6 (File No. 333-212638) relating to the ADSs has been filed by the Depositary with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and  “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Offered Securities.  “Time of Sale” shall mean       (New York, New York time) on       , 2016.  “Time of Sale Information” shall mean, as of the Time of Sale, the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and the information included on Schedule III hereto, all considered together.  All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the ADS Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.                                      Agreement to Sell and Purchase.

(a)                                 Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell an aggregate of      ADSs (in the aggregate, the “Firm ADSs”) and ADS Warrants to purchase            ADSs (in the aggregate, the “Firm ADS Warrants,” and, collectively with the Firm ADSs, the “Firm Securities”) to the several Underwriters, and each Underwriter agrees to purchase, severally and not jointly, at the Closing (as defined below), the following securities of the Company:

(i)                                     The number of Firm ADSs set forth opposite the name of such Underwriter on Schedule I hereto; and

(ii)                                  Firm ADS Warrants to purchase the number of ADSs set forth opposite the name of such Underwriter on Schedule I hereto, which ADS Warrants shall have an exercise price of $     per ADS, subject to adjustment as provided in the ADS Warrants.

(b)                                 The aggregate purchase price for the Firm Securities shall equal the sum of the amounts set forth opposite the name of each Underwriter on Schedule I hereto (the “Closing Purchase Price”).  The combined purchase price for one ADS and one ADS Warrant to purchase      ADS shall be $     (the “Combined Purchase Price”), which shall be allocated as $     per ADS (the “ADS Purchase Price”) and $     per ADS Warrant (the “ADS Warrant Purchase Price”).

(c)                                  Upon the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions set forth herein, the Underwriters are hereby granted an option (the “Over-Allotment Option”) to purchase from the Company, in the aggregate, up to       Additional ADSs and      Additional ADS Warrants,(2) which may be purchased in any combination of Additional ADSs and/or Additional ADS Warrants at the ADS Purchase Price and/or the ADS Warrant Purchase Price, respectively. The Additional Securities may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Securities.  The Over-Allotment Option may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Additional Securities at any time within 30 days after the date of this Agreement.   In connection with an exercise of the Over-Allotment Option, (a) the purchase price to be paid for the Additional ADSs is equal to the product of the ADS Purchase Price

(2)  15% of number of Firm ADSs and 15% of number of Firm ADS Warrants multiplied by the number of Additional ADSs and (b) the purchase price to be paid for the Additional ADS Warrants is equal to the product of the ADS Warrant Purchase Price multiplied by the number of Additional ADS Warrants (the aggregate purchase price to be paid at an Additional Closing (as defined below), the “Additional Closing Purchase Price”).

3.                                      Terms of Public Offering.  The Company has been advised by you that the Underwriters propose to make an offering of the ADS Offered Securities as soon after the Registration Statement, the ADS Registration Statement, and this Agreement have become effective as in your judgment is advisable and to offer the ADS Offered Securities upon the terms set forth in the Prospectus. The Underwriters propose to make a public offering of the ADS Offered Securities in the United States. The Representative may from time to time thereafter change the public offering price and other selling terms.  Not later than 12:00 p.m., New York, New York time, on the Business Day prior to Closing Date, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.  For purposes herein, “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

4.                                      Delivery of the ADS Offered Securities and Payment Therefor.  On the Closing Date (as hereinafter defined), each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall cause the Depositary to deliver to, or as directed by, such Underwriter its respective Firm Securities and the Company shall deliver the other items required pursuant to Section 9 that are deliverable at the closing (the “Closing”).  The Closing shall occur at the offices of Ellenoff Grossman & Schole LLP (“Representative’s Counsel”), 1345 Avenue of the Americas, New York, New York 10105, at 10:00 a.m., New York, New York time, on         , 2016, or such other place, time and date as the Representative shall designate by written notice to the Company (the time and date of such Closing is called the “Closing Date”).  The place of Closing and the Closing Date may be varied by agreement between the Representative and the Company.  The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the second sentence of Section 10 hereof.

The Over-Allotment Option may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Additional Securities at any time within 30 days after the date of this Agreement.   The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or e-mail setting forth (i) the aggregate number of Additional ADSs and/or Additional ADS Warrants as to which the Representative is exercising the option and (ii) the date and time for delivery of and payment for the Additional Securities (each, an “Additional Closing” and the date of each Additional Closing, an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor later than three Business Days after the delivery of such notice). Each Additional Closing shall occur at the offices of Representative’s Counsel at 10:00 a.m., New

York, New York time, at such place, time and date as the Representative shall designate by written notice to the Company.  The place of each Additional Closing and each Additional Closing Date may be varied by agreement between you and the Company.  An Underwriter will not be under any obligation to purchase any Additional Securities prior to the exercise of the Over-Allotment Option by the Representative.  Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Additional ADSs and/or Additional ADS Warrants specified in such notice.  The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.  On or prior to any Additional Closing Date, the Company shall deposit with the Depositary the number of ADS Ordinary Shares underlying the Additional Securities to be purchased by the Underwriters, and on the Additional Closing Date, the Company shall cause the Depositary to deliver the Additional Securities to the accounts of the several Underwriters, or as directed by the several Underwriters, against receipt by the Company from the Underwriters or payment therefor as provided in this Agreement.

ADRs evidencing the Firm ADSs, the Additional ADSs and the Underlying ADSs to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., New York, New York time, not later than the Business Day preceding the Closing Date or an Additional Closing Date, as the case may be. Delivery of the ADS Offered Securities shall be made through the facilities of The Depository Trust Company (“DTC”).  The ADRs evidencing the Firm ADSs, the Additional ADSs and the Underlying ADSs to be purchased hereunder shall be delivered to you by the Company on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, on the Closing Date, or an Additional Closing Date, as the case may be.  Payment for the ADS Offered Securities sold by the Company hereunder shall be delivered by each respective Underwriter to the Company, except as otherwise agreed to by the Company and the Representative.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the Closing Purchase Price for the Firm Securities that the Underwriters have agreed to purchase and the Additional Closing Purchase Price for the Additional Securities that the Underwriters have agreed to purchase.  H.C. Wainwright & Co., LLC, individually and not as representative of the Underwriters, may, but shall not be obligated to, make payment for any ADS Offered Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.                                      Covenants and Agreements.  The Company covenants and agrees with the Underwriters as follows:

(a)                                 The Company will use its best efforts to cause the Registration Statement, the ADS Registration Statement and any amendments thereto to become effective, if it has not already become effective, and to cause the Registration Statement to remain effective until the later of (a) the date that is nine (9) months following the date of this Agreement and (b) the date on which the Warrants are no longer outstanding, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement and the ADS Registration Statement have become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the

Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of the suspension of qualification of the Offered Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(i) hereof, of any adverse change in the Company’s or any subsidiary’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the ADS Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect as of the date made or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request.  The Company shall file with the Commission such Prospectus in accordance with Rule 424(b) under the Act, and in form and substance satisfactory to the Representative, before the close of business on the first Business Day immediately following the date hereof.

(b)                                 The Company will furnish to you, without charge, two signed copies of the Registration Statement and the ADS Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement and the ADS Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c)                                  The Company will promptly file (or cause to be filed, if applicable) with the Commission any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Act or requested by the Commission.

(d)                                 The Company will furnish a copy of any amendment or supplement to the Registration Statement, the ADS Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Representative and obtain your consent prior to filing any of those with the Commission.

(e)                                  The Company will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without your prior written consent.

(f)                                   The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the ADS Registration Statement, the most recent Preliminary Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)                                  If at any time following the distribution of any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act (“Testing-the-Waters Communication”) that is a written communication within the meaning of Rule 405 under the Act (“Written Testing-the-Waters Communications”), there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such  untrue statement or omission. The Company will promptly notify the Representative of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(h)                                 Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus.  The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the ADS Offered Securities are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(i)                                     As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Representative a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the ADS Offered Securities, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as each Underwriter and each dealer may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the ADS Offered Securities are offered by the several Underwriters and by all dealers to whom ADS Offered Securities may be sold, both in connection with the offering and sale of the ADS Offered Securities and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the ADS Offered Securities pursuant to the Offering, (ii) the expiration of prospectus delivery requirements with respect to the ADS Offered Securities under Section 4(a)(3) of the Act and Rule 174 under the Act thereunder or (iii) the date on which the Warrants are no longer outstanding, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Representative is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(j)                                    If required in connection with the Offering, the Company will cooperate with you and counsel for the Representative in connection with the registration or qualification of the ADS Offered Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the ADS Offered Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the ADS Offered Securities, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the ADS Offered Securities in any jurisdiction is suspended, the Company shall so advise you promptly in writing.  If required in connection with the Offering, the Company will use its best efforts to qualify or register the ADS Offered Securities for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market-making transactions and secondary trading and will comply with such Blue Sky laws and will use its best efforts to continue such qualifications, registrations and exemptions in effect for a period of two years after the date hereof.

(k)                                 The Company will make generally available to its security holders, as soon as practicable after the Effective Date, but not later than the first day of the fifteenth full calendar month following the date of this Agreement, a consolidated earnings statement (in form complying with the provisions of Rule 158 under the Act), which need not be audited, covering a period of at least 12 months commencing after the Effective Date and satisfying the provisions of Section 11(a) of the Act.

(l)                                     If this Agreement shall be terminated by the Underwriters (except pursuant to a termination under Section 11 hereof) because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other

Underwriters for all reasonable and documented out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Representative, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(m)                             The Company will apply the net proceeds from the sale of the Offered Securities to be sold by it hereunder and in the European Placement in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(n)                                 For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer for sale, issue, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares, ADSs, options, warrants or other securities of the Company (the “Company Securities”) or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities (other than upon the exercise of equity incentives granted pursuant to the Company’s equity incentive plans existing on the date hereof) (collectively, the “Lock-Up Securities”), or sell or grant options, rights or warrants with respect to any Lock-Up Securities or securities convertible into or exchangeable for Lock-Up Securities (other than the grant of equity incentives pursuant to the Company’s equity incentive plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement in the United States or any foreign jurisdiction, including any amendments, with respect to the registration of any Lock-Up Securities or securities convertible, exercisable or exchangeable into Lock-Up Securities or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing in clauses (1), (2) or (3), in each case without the prior written consent of the Representative on behalf of the Underwriters. The prohibition in the foregoing sentence shall not apply to (A) the ADS Offered Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the Registration Statement, Time of Sale Information and Prospectus (including, without limitation, the issuance by the Company of any Ordinary Shares upon the conversion of the Company’s convertible promissory notes issued to each of Amphion Innovations plc and Amphion Innovations US, Inc. (the “Notes”), either on the maturity date of such Notes or in connection with the Company’s election to prepay the Notes prior to the maturity date), provided that such option, warrant, convertible securities or Notes have not been amended since the date of this Agreement to increase the number of securities or to decrease the exercise price, exchange price or conversion price of such securities, (C) any Ordinary Shares issued or options to purchase or subscribe for Ordinary Shares granted pursuant to existing employee benefit or equity incentive plans of the Company described in the Registration Statement, Time of Sale Information and Prospectus, (D) the filing by the Company of any registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company described in the Registration Statement, Time of Sale Information and Prospectus, (E) the entry into an agreement providing for the issuance by the Company of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares pursuant to an employee benefit plan or equity incentive plan that was assumed by the Company in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity such acquisition, and the issuance of any such securities pursuant to such agreement, or (F) the entry into any agreement providing for the issuance of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that, in the case of clauses (E) and (F), the aggregate number of Ordinary Shares that the Company may sell or issue or agree to sell or issue shall not exceed 5% of the total number of Ordinary Shares issued and outstanding as of immediately prior to the Closing Date; and provided further that, in the case of clauses (B) through (E), the Company shall cause each recipient of such securities to execute and deliver, on or prior to the issuance of such securities, a lock-up agreement, substantially in the form of Exhibit A hereto to the extent and for the duration that such terms remain in effect at the time of transfer, and the Company shall authorize its transfer agent to decline to make any transfer of such securities in violation of such lock-up agreements.  On or prior to the date hereof, the Company shall cause each officer, director and shareholder of the Company and any other person or entity set forth on Schedule IV hereto to furnish to the Representative an executed lock-up agreement, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(o)                                 Prior to the Closing Date or each Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(p)                                 The Company will comply with all provisions of any undertakings contained in the Registration Statement and the ADS Registration Statement.

(q)                                 The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the ADSs or the Ordinary Shares to facilitate the sale or resale of any of the ADS Offered Securities.

(r)                                    The Company will timely file with the Nasdaq Stock Market, Inc. (“NASDAQ”) all documents and notices required by the NASDAQ of companies that have or will issue securities that are traded on the NASDAQ.

(s)                                   The Company will on or prior to the Closing Date obtain all approvals necessary for the issuance of the ADS Offered Securities, including all shareholder approvals required under the Company’s Articles of Association and/or the English Companies Act of 2006 (the “Companies Act”) and/or the listings requirements (the “AIM Listings Requirements”) of the AIM Market of the London Stock Exchange (the “AIM”), and will timely file with the AIM all documents and notices required by the AIM of companies that have securities that are traded on the AIM.  On or prior to the Closing Date, the Company will make application in accordance with the AIM Listings Requirements for the admission of the ADS Ordinary Shares underlying the Firm ADSs to trading on the AIM. On the date of exercise of any Warrants, the Company will obtain approval under AIM Listing Requirements for the admission of the ADS Ordinary Shares underlying the Underlying ADSs underlying such exercised Warrants.

(t)                                    To the extent that any approval is required from the FCA for the performance by the Company of its obligations under this Agreement (including, without limitation, to pay any amounts owing to the Underwriters pursuant to Section 8 below), the Company hereby undertakes to take all steps necessary in order to obtain such approval, as and when required by the Underwriters.

(u)                                 The Company will promptly notify the Representative if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”) at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the ADS Offered Securities is not required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) and (B) completion of the Lock-Up Period.

(v)                                 On or prior to the Closing Date, the Company will deposit the ADS Ordinary Shares underlying the Firm Securities with the Depositary in accordance with the provisions of the Deposit Agreement in all material respects and otherwise comply with the Deposit Agreement so that the Firm Securities will be issued by the Depositary against receipt of such ADS Ordinary Shares and delivered to the Underwriters on the Closing Date.

(w)                               From the date hereof until the later of (i) three years following the date of this Agreement and (ii) the date on which no ADS Warrants remain outstanding, the Company will use its best efforts to maintain the registration of the ADSs and the ADS Warrants under the Exchange Act.   From the date hereof until the earlier of (i) three years following the date of this Agreement and (ii) the date on which no ADS Warrants remain outstanding, the Company will not deregister the ADSs or the ADS Warrants under the Exchange Act without the prior written consent of the Representative.

(x)                                 From the date hereof until the later of (i) three years following the date of this Agreement and (ii) the date on which no ADS Warrants remain outstanding, the Company shall continue to retain a nationally recognized independent certified public accounting firm.  The Underwriters acknowledge that PricewaterhouseCoopers (as defined below) is acceptable to the Underwriters.  In addition, from the date hereof until the earlier of (i) three years following the date of this Agreement and (ii) the date on which no ADS Warrants remain outstanding, the Company shall retain the Depositary as depositary and warrant agent in the United States or a depositary and warrant agent in the United States reasonably acceptable to the Representative.

(y)                                 From the date hereof until the later of (i) three years following the date of this Agreement and (ii) the date on which no ADS Warrants remain outstanding, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)                                  At the request of the Representative, at the time requested by the Representative, the Company shall issue a press release disclosing the material terms of the Offering.  The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for the period ending at 5:00 p.m. (New York City time) on the first Business Day following the 30th day following the date of this Agreement, other than normal and customary releases issued in the ordinary course of the Company’s business.

(aa)                          If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Underlying ADSs, or if the Warrant is exercised via cashless exercise at a time when such Underlying ADSs would be eligible for resale under Rule 144 under the Act by a non-affiliate of the Company, the Underlying ADSs issued pursuant to any such exercise shall be issued free of all restrictive legends and, with respect to the Underlying ADSs, shall be delivered through the facilities of DTC.  If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Underlying ADSs) is not effective or is not otherwise available for the sale of the Underlying ADSs, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Underlying ADSs (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Underlying ADSs in compliance with applicable federal and state securities laws).

6.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter as of the Time of Sale and on the Closing Date and each Additional Closing Date, as the case may be, that:

(a)                                 At the time of the initial filing of the Registration Statement and the ADS Registration Statement, at the times that the Registration Statement and the ADS Registration Statement are declared or become effective by the Commission, on the date hereof, and at the earliest time thereafter that the Company or another offering participant made a bona fide offer

(within the meaning of Rule 164(h)(2) of the Act) of the ADS Offered Securities, the Company was not and will not be on the Closing Date or each Additional Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405 under the Act).

(b)                                 At the times the Registration Statement and the ADS Registration Statement are declared or become effective and on the date hereof, the Registration Statement and the ADS Registration Statement conformed, and any amendment to the Registration Statement and the ADS Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act and the rules and regulations of the Commission thereunder.  No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued by the Commission and no proceedings for that purpose is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed to the requirements of the Act and the rules and regulations of the Commission thereunder with the Commission pursuant to Rule 424(b) of the Act.

(c)                                  The Registration Statement and the ADS Registration Statement do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to any information contained in or omitted from the Registration Statement and the ADS Registration Statement in reliance upon and in strict conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(d)                                 The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to any information contained in or omitted from the Prospectus in reliance upon and in strict conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(e)                                  The Time of Sale Information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to any information contained in or omitted from the Time of Sale Information in reliance upon and in strict conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(f)                                   Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to any information contained in or omitted from the

Time of Sale Information in reliance upon and in strict conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(g)                                  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act.   The Company has not made any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Offered Securities will not be required to be filed pursuant to the Act.

(h)                                 From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

(i)                                     The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule V hereto.

(j)                                    Each Written Testing-the-Waters Communication did not, as of the Time of Sale, when taken together with the most recent Preliminary Prospectus, as of the Time of Sale together with a road show that is a Free Writing Prospectus but is not required to be filed under Rule 433 under the Act, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to any information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule V hereto in reliance upon and in strict conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein; and the Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered Securities.  Each Written Testing-the-Waters Communications did not, as of the Time of Sale, and at all times through the completion of the public offer and sale of the Offered Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus.

(k)                                 The issued and outstanding share capital of the Company is set forth in the Prospectus as of the date set forth therein. The Ordinary Shares and all other outstanding share capital of the Company have been, and as of the Closing Date and each Additional Closing Date, as the case may be, will be, duly authorized and validly issued, fully paid and free of any preemptive or similar rights other than pursuant to applicable law; the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its share capital or any securities convertible into or exchangeable for any of such share capital, other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; the Offered ADSs to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid, non-assessable and free of any preemptive or similar rights; the Warrants to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and free of any preemptive or similar rights; the Underlying ADSs have been duly authorized and, when issued and delivered to the holders of the Warrants upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid, non-assessable and free of any preemptive or similar rights; the share capital of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of ADRs evidencing the Offered ADSs and the Underlying ADSs against payment therefor pursuant to the terms of this Agreement will pass valid title to the Offered ADSs and the Underlying ADSs, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such Offered ADSs and Warrants in good faith and without notice of any lien, claim or encumbrance. The ADS Ordinary Shares, when the Underlying ADSs are issued and delivered against payment thereof and the terms of the Warrants, may be freely deposited by the Company with the Depositary against issuance of the Underlying ADSs being sold by the Company.   As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue the ADS Ordinary Shares.

(l)                                     The ADRs evidencing the Offered ADSs and the Underlying ADSs are in valid and sufficient form. Upon execution and delivery by the Depositary of the ADS Securities against deposit of the ADS Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the ADS Offered Securities evidenced thereby in accordance with the provisions of this Agreement, the ADS Offered Securities will be duly and validly issued, and the persons in whose names the ADS Offered Securities are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Offered Securities conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.  There are no limitations on the rights of holders of Ordinary Shares, Offered

Securities or ADRs evidencing the Offered ADSs and the Underlying ADSs to hold or vote or transfer their respective securities (except as described in the Registration Statement).

(m)                             Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(n)                                 The issued shares of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and are wholly owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims.  The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, other than Motif BioSciences, Inc., a Delaware corporation. As used in this Agreement, “subsidiaries” shall mean direct and indirect subsidiaries of the Company.

(o)                                 There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement, the Time of Sale Information, or the Prospectus but are not described as required.  There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission (including the AIM) pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no material agreements, statutes, regulations, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed in the Registration Statement, the ADS Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. All such agreements, contracts, indentures, leases and instruments to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such agreements, contracts, indentures, leases or instruments, except where such breach or default would not be reasonably expected to result in a Material Adverse Effect.

(p)                                 Neither the Company nor any of its subsidiaries is (i) in violation of (A) its articles of association or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except where such event of default would not be reasonably expected to result in a Material Adverse Effect.

(q)                                 The Company’s execution and delivery of this Agreement and the Warrants and the performance by the Company of its obligations under this Agreement and the Warrants have been duly and validly authorized by the Company and have been duly executed and delivered by the Company, and this Agreement and the Warrants constitutes valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(r)                                    The Company’s execution and delivery of the Deposit Agreement, the Warrant Agent Agreement and the performance by the Company of its obligations under the Deposit Agreement and the Warrant Agent Agreement have been duly and validly authorized by the Company (including, to the extend required, by its shareholders) and has been duly executed and delivered by the Company, and the Deposit Agreement and the Warrant Agent Agreement constitutes valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(s)                                   The Deposit Agreement and the Warrant Agent Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement, the ADS Registration Statement, the Time of Sale Information and the Prospectus.

(t)                                    None of the issuance and sale of the ADS Ordinary Shares by the Company; the deposit of the ADS Ordinary Shares with the Depositary against issuance of the ADS Offered Securities; the execution, delivery or performance of this Agreement, the Warrants, the Deposit Agreement and the Warrant Agent Agreement (collectively, the “Transaction Documents”) by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official except such as will be obtained prior to the Closing Date, (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s Articles of Association or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, violations, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

(u)                                 Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Ordinary Shares, ADSs or any warrants or other convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(v)                                 PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the independent registered public accounting firm who have audited the financial statements (including the related notes thereto) filed as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act.

(w)                               Except as disclosed in the Time of Sale Information, since the end of the period covered by the latest audited financial statements included in the Time of Sale Information, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its share capital (other than to the Company or one of its subsidiaries) and the Company is not in default under the terms of any class of share capital of the Company or any outstanding debt obligations, (iv) there has not been any material change in the authorized or outstanding share capital of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

(x)                                 All offers and sales of the Company’s shares and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(y)           The Company has filed with the Commission (i) a Form 8-A (File Number 000-37847) providing for the registration under the Exchange Act of the ADSs and (ii) a Form 8-A/A (File Number 001-37847) providing for the registration under the Exchange Act of the ADS Warrants. The Offered ADSs and the Underlying ADSs have been approved for listing on the NASDAQ under the symbol “MTFB” and the ADS Warrants have been approved for listing on the NASDAQ under the symbol “MTFBW,” each subject to official notice of issuance. On or prior to the Closing Date and any Additional Closing Date as applicable, application shall have been made for the ADS Ordinary Shares underlying the applicable Offered ADSs for the admission to trading in AIM.

(z)                                  Neither the Company nor any of the Company’s subsidiaries, director or officers has taken or will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs or for any other purpose.

(aa)                          The Company and each of its subsidiaries have filed all tax returns required to be filed (other than returns as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were due payable pursuant to said returns or any assessments with respect thereto except as may be contested or legally postponed in good faith by appropriate proceedings. All material deficiencies asserted in writing as a result of any federal, state, local or foreign tax audits (other than those that have been contested in good faith) have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed material deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date, all stock transfer and other taxes that are required to be paid in connection with the issue of the ADS Ordinary Shares to be issued by the Company to the Depositary and the ADS Offered Securities to the Underwriter, to the extent payable on or prior to the Closing Date, will have been fully paid by or on behalf of the Company and all laws imposing such taxes will have been complied with.

(bb)                          Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(cc)                            Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries will be required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(dd)                          All dividends and other distributions declared and payable on the Ordinary Shares may under the current laws and regulations of England and Wales be paid to the Depositary, and, where they are to be paid from England and Wales, are freely transferrable out of England and Wales; all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of England and Wales and are otherwise free and clear of any other tax, withholding or deduction in England and Wales and without the necessity of obtaining any governmental authorization in England and Wales.

(ee)                            No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in England or Wales by or on behalf of the Underwriters to any taxing authority in England or Wales in connection with (A) the issuance and allotment of Ordinary Shares by the Company, the issuance of ADS Offered Securities (other than ADS Ordinary Shares) by the Depositary in connection with such issuance and allotment by the Company or the sale and delivery of such ADS Offered Securities (other than ADS Ordinary Shares) to or for the account of the Underwriters, (B) the purchase from the Company of the ADS Offered Securities or the initial sale and delivery of the ADS Offered Securities to the purchasers thereof by the Underwriters (provided that no instrument of transfer is executed in the United Kingdom and that nothing is done in relation to any property situated in the United Kingdom) or (C) the deposit (by way of issue and allotment) by the Company of the ADS Ordinary Shares with the Depositary, upon the execution and delivery of this Agreement or the Deposit Agreement.

(ff)                              The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of England and Wales and, to the knowledge of the Company, will be honored by courts in England and Wales, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Time of Sale Information and the Prospectus, and except as may otherwise be limited by general principles of equity. The Company has the power to submit, and pursuant to Section 14 of this Agreement, Section 7.6 of the Deposit Agreement and Section 8.12 of the Warrant Agent Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State court and the Southern District of New York (each, a “New York Court”) with respect to the Transaction Documents and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, Section 7.6 of the Deposit Agreement and Section 8.12 of the Warrant Agent Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the Time of Sale Information, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(gg)                            None of the Company, any of its subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of their respective jurisdiction, England and Wales or the State of New York, from any legal action, suit or proceeding; the giving of any relief in any such legal action, suit or proceeding; set-off or counterclaim; the jurisdiction of English, Welsh, New York or United States federal court; service of process; attachment upon or prior to judgment; or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of this Agreement, Section 7.6 of the Deposit Agreement and Section 8.12 of the Warrant Agent Agreement.

(hh)                          Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would, to the knowledge of the Company, be recognized and enforced by English and Welsh courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of England and Wales, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any English or Welsh court at the time the lawsuit is instituted in the foreign court. It is not necessary that the Transaction Documents, the Registration Statement, the Time of Sale Information, the Prospectus or any other document be filed or recorded with any court or other authority in the England and Wales.

(ii)                                  The Company and its subsidiaries have (i) complied with their respective published privacy policies and internal privacy policies and guidelines, except where non-compliance would not reasonably be expected to have a Material Adverse Effect, (ii) implemented or are in the process of implementing procedures to comply with all applicable laws in the European Union, England and Wales, and the United States (the “Significant Jurisdictions”) relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of employees, contractors, and third parties who have provided information to the Company or its subsidiaries), and (iii) implemented and maintained a comprehensive security plan which implements and monitors effective and commercially reasonable administrative, technical and physical safeguards to ensure that personally identifiable information is protected against loss, damage, and unauthorized access, use, modification, or other misuse.  There has been no loss, damage, or unauthorized access, use, modification, or breach of security of personally identifiable information maintained by or on behalf of by the Company or any of its subsidiaries, except where such loss, damage, access, use, modification or breach would not reasonably be expected to have a Material Adverse Effect.  No person (including any governmental entity) has made any claim or commenced any action with respect to loss, damage, or unauthorized access, use, modification, or breach of security of personally identifiable information maintained by or on behalf of the Company or any of its subsidiaries and to the knowledge of the Company no such claim or action has been threatened that would be reasonably expected to have a Material Adverse Effect.  The Company and its subsidiaries have filed any required registrations with applicable data protection authorities in the Significant Jurisdictions.

(jj)                                Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(kk)                          Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such material permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such material permit or result in any other material impairment of the rights of any such material permit.

(ll)                                  The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries on the basis stated as of the dates indicated and (ii) the consolidated results of operations, shareholders’ equity and changes in cash flows and the Company’s consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (the “IASB”), consistently applied throughout the periods involved. There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(mm)                  The Company and its subsidiaries maintain a system of internal accounting controls that the Company believes are sufficient to provide reasonable assurances that transactions are properly authorized and recorded and detailed records are kept which accurately and fairly reflect financial activities, so as to permit the preparation of the Company’s consolidated financial statements in conformity with IFRS and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(nn)                          The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(oo)                          The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder;

(pp)                          The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(qq)                          The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the ADS Offered Securities pursuant to the Registration Statement, the ADS Registration Statement and the Prospectus; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus;

(rr)                                Neither the Company nor any of its subsidiaries, directors, officers or employees nor, to the knowledge of the Company, any agent or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”) or the United Kingdom Bribery Act (the “Bribery Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act and the Bribery Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act or the Bribery Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all respects with the Foreign Corrupt Practices Act and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith;

(ss)                              Neither the Company nor any of its subsidiaries, directors, officers or employees nor, to the knowledge of the Company, and agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions (collectively, “Sanctions”) or located, organized, resident or conducting business in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(tt)                                The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with any applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (the “PATRIOT Act”) or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency;

(uu)                          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries.

(vv)                          The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.  Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state, local or foreign governmental agency where such appearance would have a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(ww)                      The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Information and the Prospectus, as being owned by or licensed to them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) to the Company’s knowledge, the business of the Company as currently conducted does not infringe or misappropriate any Intellectual Property of any third party where such infringement would result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates (or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Information and the Prospectus that is under development, infringe or violate) any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others; and (v) the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which material Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect.

(xx)                          All patents and patent applications owned by or exclusively licensed to the Company have been duly filed and maintained, the parties prosecuting any such patent applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (“USPTO”), or the relevant foreign patent authority, and the Company is not aware of any facts required to be disclosed to the USPTO or the relevant foreign patent authority that were not disclosed in the course of prosecuting patent applications which would preclude the grant of a patent in connection with such patent or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(yy)                          The Company (A) is and at all times has been in compliance with all statutes, rules or regulations of the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services (“HHS”), the United States Centers for Medicare & Medicaid Services (“CMS”), the European Medicines Agency (“EMEA”) or any other state, federal or foreign agencies or bodies engaged in the regulation of ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Product Laws”), except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any governmental authority alleging or asserting material noncompliance with any Product Laws or any governmental licenses amendments thereto required by any such Product Laws, and to the knowledge of the Company, neither the FDA nor any other governmental entity is considering such action; and (C) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental authority or third party alleging that any product operation or activity is in material violation of any Product Laws and has no knowledge that the FDA or any governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, hearing, enforcement, audit, investigation or proceeding.

(zz)                            The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Information or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Information or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Information or the Prospectus are accurate and complete in all material respects.

(aaa)                   The Company has procured executed Lock-Up Agreements, substantially in the form of Exhibit A attached hereto, from each of the individuals and entities listed on Schedule IV hereto.

(bbb)                   There are no affiliations or associations between (i) any member of the Financial Institution Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(ccc)                      The Company and its subsidiaries are covered by insurance that is adequate to protect the Company and its subsidiaries against such losses and risks and that is in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged.

(ddd)                   The Company has not established, maintained or contributed to any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

(eee)                      There are no contracts or other documents that are required to be described in the Registration Statement, the ADS Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(fff)                         No holder of Ordinary Shares, ADSs or Warrants after the consummation of the transactions contemplated by the Transaction Documents is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Ordinary Shares, ADSs or Warrants.

7.                                      Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following expenses incidental to the performance of the obligations of the Company: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the ADS Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the ADS Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, any Written Testing-the-Waters Communication and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) consistent with the provisions of Section 5(j), all reasonable expenses in connection with the qualification of the ADS Offered Securities for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incidental to securing any required review by FINRA of the fairness of the terms of the sale of the ADS Offered Securities; (v) the fees and expenses associated with listing the ADSs and Warrants on the NASDAQ and the ADS Ordinary Shares on the AIM; (vi) the cost of preparing share certificates or any ADRs evidencing the ADS Ordinary Shares; (vii) the costs and charges of any transfer agent, registrar, warrant agent or depositary; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the ADS Offered Securities (other than the ADS Ordinary Shares) to the respective Underwriters; (ix) all other fees, costs and expenses referred to in the section titled “Expenses Relating to this Offering” in the Registration Statement, the Time of Sale Information and the Prospectus; (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” or any Testing-the-Waters Communications for the offering contemplated hereby; and (xi) up to $10,000 with respect to the fees and expenses of Representative’s clearing firm. All expenses incurred by the Company in connection with any “road show” presentation to potential investors shall be paid by the Company (provided that each of the Company and the Underwriters shall pay their respective hotel and other expenses incurred in connection with any “road show” presentation).  In addition, the Company shall reimburse the Representative for its out-of-pocket expenses related to the Offering in an amount up to $100,000, $25,000 of which has been paid prior to the date hereof (and which shall be reimbursed to the extent not incurred pursuant to FINRA Rule 5110(f)(2)(D)), which shall be paid by deduction from the proceeds of the Offering contemplated herein.  In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(l) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(l).

8.                                      Indemnification and Contribution. (a)  Subject to the limitations in the paragraph below, the Company agrees to indemnify and hold harmless each Underwriter, and each dealer selected by each Underwriter that participates in the Offering (each, a “Selected Dealer”), and each of their respective directors, officers, employees, agents and affiliates of such Underwriter or any Selected Dealer, and each person, if any, who controls any Underwriter or any Selected Dealer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (a “Controlling Person”) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) (collectively, “Damages”) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Prospectus or in any amendment or supplement thereto, (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically), or (iii) any application or other document or written communication (collectively, “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Offered Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, trading market or any securities exchange, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except if such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in strict conformity with the information furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Prospectus or in any amendment or supplement thereto or in any application. This indemnification shall be in addition to any liability that the Company may otherwise have.

(b)                                 If any action or claim shall be brought against any Underwriter, a Selected Dealer or any Controlling Person in respect of which indemnity may be sought against the Company, such Underwriter, Selected Dealer or Controlling Person shall promptly notify in writing the Company of the institution of such action or claim and the Company shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter, Selected Dealer or Controlling Person and the payment of all actual fees of and expenses incurred by such counsel. Such Underwriter, Selected Dealer or Controlling Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or Controlling Person, unless (i) the Company has agreed in writing to pay such fees and expenses of such counsel in connection with the defense of such action or claim, (ii) the Company has failed to assume the defense and employ counsel reasonably acceptable to such Underwriter, Selected Dealer or Controlling Person in connection with the defense of such action or claim, or (iii) the named parties to any such action or claim (including any impleaded parties) include both such Underwriter, Selected Dealer or Controlling Person and the Company, and such Underwriter, Selected Dealer or Controlling Person shall have reasonably concluded, based on advice of its outside counsel, that one or more legal defenses may be available to the Underwriter, Selected Dealer or Controlling Person which are different from or additional to those defenses available to the Company, or that representation of such Underwriter, Selected Dealer or Controlling Person and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter, Selected Dealer or Controlling Person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriters, Selected Dealers or Controlling Persons in addition to local counsel if needed)). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Underwriter, Selected Dealer or Controlling Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the paragraph (a) of this Section 8.

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, employees and agents and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to each Underwriter, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions in the Registration Statement, the ADS Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Preliminary Prospectus, or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter expressly for use in such Registration Statement, the ADS Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Preliminary Prospectus, or any amendment or supplement thereto or application. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the ADS Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at such Underwriter’s expense), and the Company, its directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.  Notwithstanding the provisions of this paragraph (c), no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the ADS Offered Securities purchased by such Underwriter.  The Underwriters’ obligations in this paragraph (c) to indemnify the Company are several in proportion to the respective numbers of Firm Securities set forth opposite their names in Schedule I hereto (or such numbers of Firm Securities increased as set forth in Section 10 hereof) and not joint.

(d)                                 Neither the Company nor any Underwriter will, without the prior written consent of each person entitled to indemnification hereunder, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought under this Section 8 (whether or not the party that is entitled to indemnification hereunder is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of persons entitled to indemnification hereunder from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of a person entitled to indemnification.

(e)                                  If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then the Company and each Undewriter, severally and not jointly, in lieu of indemnifying such person entitled to indemnification under this Section 8, shall contribute to the amount paid or payable by such person entitled to indemnification under this Section 8 as a result of such Damages in such proportion that is equal to the proportion represented by the percentage that the underwriting discount which appears on the cover page of the Prospectus bears to the initial offering price thereon and the Company shall be responsible for the balance, provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Securities set forth opposite their names in Schedule I hereto (or such numbers of Firm Securities increased as set forth in Section 10 hereof) and not joint. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 8 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

(f)                                   Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) acceptance of any ADS Offered Securities and payment therefor hereunder and (ii) any termination of this Agreement. A successor to any Underwriter, Selected Dealer or Controlling Person, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                      Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the ADS Offered Securities hereunder are subject to the satisfaction of the following conditions on the Closing Date and each Additional Closing Date:

(a)                                 The Registration Statement and the ADS Registration Statement shall have become effective and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b)                                 You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the ADS Registration Statement, the Time of Sale Information and the Prospectus, (i) there shall not have been any material change in the share capital of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, which if adversely determined would have a Material Adverse Effect and (v) there shall not have been any material adverse change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries taken as a whole that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the ADS Offered Securities as contemplated hereby.

(c)                                  On the date hereof, you shall have received a cold comfort letter, addressed to the Underwriters and in form and substance reasonably satisfactory in all respects to you from PricewaterhouseCoopers, dated as of the date of this Agreement and you shall have received a bring-down cold comfort letter dated as of the Closing Date and each Additional Closing Date, if any.

(d)                                 You shall have received on the Closing Date (and each Additional Closing Date, if any) an opinion of Reed Smith LLP, U.S. counsel to the Company, including without limitation a negative assurance letter, addressed to the Underwriters, in form and substance reasonably satisfactory to counsel for the Representative.

(e)                                  You shall have received on the Closing Date (and each Additional Closing Date, if any) the opinion of Reed Smith LLP, English counsel to the Company, including without limitation a negative assurance letter, addressed to the Underwriters, in form and substance reasonably satisfactory to counsel for the Representative.

In rendering the opinions as provided for in Sections 9(d) and (e), counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials.

(f)                                   You shall have received on the Closing Date (and each Additional Closing Date, if any), an opinion of Ellenoff Grossman & Schole LLP with respect to the issuance and sale of the ADS Offered Securities, the Registration Statement and other related matters as you may reasonably request.

(g)                                  You shall have received on the Closing Date and each Additional Closing Date, if any, an opinion of Emmett, Marvin & Martin, LLP, as counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Representative.

(h)                                 The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the issue and deposit of the Company’s ADS Ordinary Shares, as applicable, and the issuance of the ADS Offered Securities in accordance with the Deposit Agreement, including, in the case of the Company, having obtained the approval of its shareholders for (i) the issuance of the ADS Offered Securities on the Closing Date and (ii) in accordance with the AIM Listings Requirements (solely with respect to the ADS Ordinary Shares underlying the Offered ADSs).

(i)                                     The Depositary shall have furnished or caused to be furnished to the Representative on the Closing Date or the Additional Closing Date, as the case may be, certificates satisfactory to the Representative evidencing the deposit with it of the ADS Ordinary Shares being so deposited against issuance of the ADS Offered Securities to be delivered by the Company on the Closing Date or the Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of such ADS Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(j)                                    On the Closing Date, the Company and the Depositary shall have executed and delivered the Warrant Agent Agreement and the Warrant Agent Agreement shall be in full force and effect.

(k)                                 On the Closing Date and on each Additional Closing Date, the duly executed and delivered Officer’s Certificate, substantially in the form and substance reasonably satisfactory to counsel for the Representative, signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect that the statements set forth in this Section 9(l) and in Sections 9(b) and 9(o) hereof are true and correct as of such date.

(l)                                     On the Closing Date and on each Additional Closing Date, the duly executed and delivered Secretary’s Certificate, substantially in the form and substance reasonably satisfactoy to counsel for the Representative.

(m)                             The European Placement has been consummated and the European Placement Securities have been contracted to be issued to the purchasers thereof on or about the Closing Date and evidence of the foregoing has been delivered to the Representative and is satisfactory to the Representative in its sole discretion;

(n)                                 (i) No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission; (ii) no order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the qualification or registration of the ADS Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with; (iv) after the date hereof, no amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be.

(o)                                 The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(p)                                 The Company has furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(q)                                 At or prior to the date hereof, you shall have received executed Lock-Up Agreements from each of the parties set forth on Schedule IV.

(r)                                    At or prior to the Effective Date, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(s)                                   On or prior to the Closing Date, you will be satisfied that application has been made for admission of the ADS Ordinary Shares underlying the Firm ADSs to trade on the AIM, no order suspending the offering of such ADS Ordinary Shares shall have been issued and no proceeding for any such purpose shall have been instituted or threatened by the AIM.   On or prior to each Additional Closing Date, if any, you shall be satisfied that the ADS Ordinary Shares underlying the Additional ADSs have been approved for admission to trading on the AIM.

(t)                                    The Offered ADSs, Underlying ADSs and ADS Warrants have been approved for listing on NASDAQ and the Company has delivered evidence of such approval for listing to the Representative that is reasonably satisfactory to the Representative.

(u)                                 All relevant approvals required for the performance of this Agreement and the transactions contemplated by this Agreement from the FCA shall have been duly obtained and be in full force and effect.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the satisfaction on and as of each Additional Closing Date of the conditions set forth in this Section 9, except that, if an Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of such Additional Closing Date and the opinions called for by paragraphs (d), (e), and (f) shall be revised to reflect the sale of Additional Securities.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.                               Defaulting Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Firm Securities or Additional Securities, as the case may be, that it or they have agreed to purchase hereunder, and the aggregate number of Firm Securities or Additional Securities, as the case may be,  that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Securities or Additional Securities, as the case may be, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Securities set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in

(5)  The Warrants will not be settled through CREST as they are unlisted.

the Agreement among Underwriters, to purchase the Firm Securities that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within five Business Days after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the ADS Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

11.                               Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date, or an Additional Closing Date (if different from the Closing Date and then only as to the Additional Securities), as the case may be, in your sole judgment, (i) trading in the Company’s Ordinary Shares or ADSs shall have been suspended by the Commission or NASDAQ, or the AIM, as the case may be, (ii) trading in securities generally on the New York Stock Exchange (“NYSE”), the NYSE MKT, NASDAQ, or the AIM shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States and/or United Kingdom, in your judgment, is material and adverse and such as to make it impracticable or inadvisable to market the ADS Offered Securities or to enforce contracts for the sale of the ADS Offered Securities. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy, e-mail or telephone and shall be subsequently confirmed by letter.

12.                               Information Furnished by the Underwriters. The Company acknowledges that the first paragraph under the caption “Underwriting—Commissions and Discounts” and the second and third paragraphs under the caption “Underwriting—Price Stabilization, Short Positions And Penalty Bids” in any Preliminary Prospectus or the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(c), 6(d), 6(e), and 8 hereof.

13.                               Miscellaneous. Except as otherwise provided in Sections 5 and 11 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)                                  to the Company:

Motif Bio plc

One Tudor Street

London, EC4Y 0AH

United Kingdom

Attention: Graham Lumsden

E-mail: graham.lumsden@motifbio.com

with a copy to:

Reed Smith LLP

599 Lexington Avenue, 22nd Floor

New York, New York 10022

Attention:  Aron Izower

Facsimile: (212) 521-5450

E-mail:  aizower@reedsmith.com

(ii)                               to the Representative:

H.C. Wainwright & Co., LLC

430 Park Avenue, 4th Floor

New York, New York 10022

Attention:  Aileen Gibbons

E-mail:        agibbons@hcwco.com

with a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention:  Joseph Smith

Facsimile: (212) 401-4741

E-mail: jsmith@egsllp.com

This Agreement has been and is made solely for the benefit of the several Underwriters and the Company.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative.   No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

14.                               Applicable Law; Counterparts; Consent to Jurisdiction; Entire Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.  This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

The Transaction Documents, together with the exhibits and schedules thereto, and the Prospectus contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  Notwithstanding anything herein to the contrary, the Engagement Agreement, dated October 11, 2016, and amended and restated on November 2, 2016 between the Company and the Representative (the “Engagement Agreement”) shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Representative in accordance with its terms, including, without limitation, Sections A.1, A.3 and A.4 therein, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

15.                               No Fiduciary Duty.  Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Company in connection with this offering, the sale of the ADS Offered Securities or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the ADS Offered Securities; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the ADS Offered Securities was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company for the ADS Offered Securities and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests.  The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.                               Research Analyst Independence.  The Company acknowledges that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the ADS Offered Securities and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking division.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, is subject to applicable securities laws, may effect transactions for its own account or the account of its customers and may hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

17.                               Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

[remainder of page intentionally blank]

Very truly yours,

MOTIF BIO PLC

Name:
Title: Chief Executive Officer and Executive Director

CONFIRMED as of the date first above mentioned, as the Representative of the several Underwriters named in Schedule I hereto.

H.C. WAINWRIGHT & CO., LLC

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Name	Number of Firm ADSs	Number of Firm ADS Warrants	Closing Purchase Price
H.C. Wainwright & Co., LLC

Total:

SCHEDULE II

Issuer Free Writing Prospectuses

1.              The Free Writing Prospectus of the Company filed with the Commission on October 13, 2016.

2.            The Free Writing Prospectus of the Company filed with the Commission on October 31, 2016.

SCHEDULE III

Pricing Information

Number of Firm ADSs:

Number of Firm ADS Warrants:

Number of Additional ADSs:

Number of Additional ADS Warrants:

Combined Public Offering Price per ADS/ADS Warrant:

Allocated as follows:

•                                          Per ADS Public Offering Price:

•                                          Per ADS Warrant Public Offering Price:

Underwriting Discount per ADS/ADS Warrant Combination:

SCHEDULE IV

Persons Subject to Lock-up

Graham Lumsden

Pete Meyers

Robert Bertoldi

David Huang

Richard Morgan

Charlotta Ginman-Horell

Jonathan Gold

Zaki Hosny

Mary Lake Polan

Bruce Williams

Amphion Innovations plc

Amphion Innovations US Inc.

Invesco Asset Management Limited

Yorkville Advisors

SCHEDULE V

Written Testing the Water Communications

EXHIBIT A

Lock-up Agreement

                     , 2016

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC

As representative of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o H.C. Wainwright & Co., LLC
430 Park Avenue
New York, New York 10022

Re:                            Motif Bio plc (the “Company”) - Restriction on Share Sales

Dear Sirs and Madams:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, as representative (the “Representative”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of American Depositary Shares (“ADSs”), each of which represents 20 Ordinary Shares, of one penny each in capital, of the Company (the “Ordinary Shares”), and warrants (“Warrants”) to purchase ADSs, as described in and contemplated by the registration statement of the Company on Form F-1, File No. 333-212491 (the “Registration Statement”), as subsequently amended (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of shares, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Act, as amended, and the Exchange Act, as amended, for a period commencing on the date hereof and ending 180 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the restriction, the undersigned may transfer any or all Lock-up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof have executed and delivered to the Representative a written agreement providing their agreement to be bound by the restrictions set forth herein, (ii) to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee, general partner, manager or other administrator, as the case may be, has executed and delivered to the Representative a written agreement providing their agreement of such entity to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representative on behalf of the Underwriters. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, (i) if the undersigned is a corporation, partnership, limited liability company or other business entity, such business entity may (a) transfer Company Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (b) distribute Company Securities to current or former members, partners, shareholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Act) of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned; and (ii) if the undersigned is a trust, such trust may transfer Company Securities to a trustee or beneficiary of the trust; provided, however, that in any such case, it shall be a condition to the transfer that the transferee has executed and delivered to the Representative a written agreement stating that the transferee is receiving and holding such Company Securities subject to the provisions of this Agreement and there shall be no further transfer of such Company Securities except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

Furthermore, the undersigned may: (i) exercise options or warrants of the Company to purchase ordinary shares granted pursuant to the Company’s share option plans, or that are otherwise referred to or described in the Prospectus, whether for cash or by “cashless” exercise; (ii) transfer ordinary shares by operation of law such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the undersigned shall use its reasonable best efforts to cause the transferee to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock Up Period; and (iii) sell, transfer or dispose of ordinary shares purchased by the undersigned on the open market following the Offering if and only if no filing or report by any party under the Exchange Act, or other public announcement, shall be required or shall be voluntarily made in connection with such sale, transfer or disposition.

In addition, the foregoing restrictions shall not apply to (i) the deposit of Ordinary Shares with the Depositary, in exchange for the issuance of ADSs, or the cancellation of ADSs in exchange for the issuance of Ordinary Shares, provided that such ADSs or Ordinary Shares issued pursuant to this clause (i) shall remain subject to the terms of this lock-up agreement or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of Company Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

Nothing in this lock-up agreement shall prevent the undersigned from offering, announcing the intention to sell, selling, transferring, contracting to sell, selling any option or contract to purchase, purchase any option or contract to sell, granting any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any of the undersigned’s Company Securities:

(a)                                 in connection with either:

(i)                                     the acceptance of a general offer for the ordinary share capital of the Company (or any part of it) made in accordance with the United Kingdom City Code on Takeovers and Mergers; or

(ii)                                  the provision of an irrevocable undertaking to accept an offer referred to in paragraph (i) above;

(b)                                 pursuant to any compromise or arrangement under Part 26 of the United Kingdom Companies Act 2006 providing for the acquisition by any person (or group of persons acting in concert) of 50% or more of the Ordinary Shares in issue and which compromise or arrangement is agreed by the requisite majority of the members of the Company and sanctioned by the court;

(c)                                  pursuant to any sale, transfer or arrangement under section 110 of the United Kingdom Insolvency Act 1986 in relation to the Company;

(d)                                 pursuant to an intervening court order; or

(e)                                  a transfer to the shareholders’ personal representative following the death of such shareholder.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company, its transfer agent and registrar and the Depositary are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Signature of Securityholder

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